Exhibit 1.1

Execution Version

UNITED AIRLINEs HOLDINGS, INC.
$1,000,000,000
5.375% Senior Notes due 2031

UNDERWRITING AGREEMENT

January 26, 2026

BARCLAYS CAPITAL INC.

As representative of the several underwriters

named in Schedule I hereto

c/o Barclays Capital Inc.

745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

United Airlines Holdings, Inc., a Delaware corporation (formerly known as United Continental Holdings, Inc., the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Barclays Capital Inc. (“Barclays” or the “Representative”) is acting as representative, an aggregate of $1,000,000,000 principal amount of its 5.375% Senior Notes due 2031 (the “Notes”) on the terms and conditions stated herein.

The Notes will be issued pursuant to an indenture, dated as of May 7, 2013 (the “Base Indenture”), by and among the Company, United Airlines, Inc. (the “Guarantor”) and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture to be dated the date of the issuance of the Notes (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), and will be guaranteed by the Guarantor pursuant to the Indenture (the “Guarantee”, and together with the Notes, the “Securities”).

The Company and the Guarantor have filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-275664) relating to securities, including debt securities and guarantees of debt securities (the “Shelf Securities”), to be issued from time to time by the Company and the Guarantor. The registration statement (including the respective exhibits thereto and the respective documents filed by the Company and the Guarantor with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), that are incorporated by reference therein), as amended to and including the date of this Underwriting Agreement (the “Agreement”), including the information (if any) deemed to be part of the registration statement pursuant to Rule 430B under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”) (and the Underwriters confirm that the first contract of sale of the Securities by the Underwriters was made on the date of this Agreement), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the

Shelf Securities dated November 20, 2023 filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter referred to as the “Basic Prospectus”. The Basic Prospectus, as supplemented by the final prospectus supplement specifically relating to the Securities, in the form as first filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 4(d) hereof, is hereinafter referred to as the “Prospectus”, and the term “preliminary prospectus” means any preliminary form of the Prospectus filed with the Commission pursuant to Rule 424 under the Securities Act. For purposes of this Agreement, (i) “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and (ii) “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectus identified in item 1 of Schedule II hereto. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “preliminary prospectus”, “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement”, “amendment” and “amend”, as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, the Prospectus, any preliminary prospectus or any free writing prospectus, shall include all documents subsequently filed by the Company and the Guarantor (or either of them) with the Commission pursuant to the Exchange Act and incorporated by reference therein.

1.            Representations and Warranties. (a) Each of the Company and the Guarantor jointly and severally represents and warrants to and agrees with each Underwriter that:

(i)           Each of the Company and the Guarantor meets the requirements for use of Form S-3 under the Securities Act; the Registration Statement has become effective; and, on the original effective date of the Registration Statement, the Registration Statement complied in all material respects with the requirements of the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending before or, to the knowledge of the Company or the Guarantor, threatened by the Commission. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) and each of the Company and the Guarantor is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and neither the Company nor the Guarantor has received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The Registration Statement does not, as of the date hereof, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. As of its date and on the Closing Date (as defined below), the Prospectus, as amended and supplemented, if the Company or the Guarantor shall have made any amendment or supplement thereto, does not and will not include an untrue statement of a material fact and does not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement, as of the date hereof, complies and the Prospectus complies, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. The Time of Sale Prospectus did not, as of 3:06 p.m., Eastern

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Time, on the date of this Agreement (the “Applicable Time”), and the Time of Sale Prospectus, as then amended or supplemented by the Company or the Guarantor, if applicable, will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any information included in any “issuer free writing prospectus” (as defined in Rule 433(h) under the Securities Act) used in connection with the offering of the Securities does not conflict with the information contained in the Registration Statement, including any prospectus or prospectus supplement that is part of the Registration Statement (including pursuant to Rule 430B under the Securities Act) and not superseded or modified and, when taken together with the Time of Sale Prospectus, as amended and supplemented, each such “issuer free writing prospectus”, as amended and supplemented, did not as of the Applicable Time, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentences do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon (A) written information furnished to the Company or the Guarantor by any Underwriter through the Representative expressly for use therein or (B) statements or omissions in that part of each Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1.

(ii)          The documents incorporated by reference in the Time of Sale Prospectus or the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were filed with the Commission or hereafter, during the period mentioned in Section 4(a) hereof, are filed with the Commission, complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act.

(iii)         Neither the Company nor the Guarantor is an “ineligible issuer” in connection with the offering of the Securities pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company and the Guarantor are required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company and the Guarantor have filed, or are required to file, pursuant to Rule 433(d) under the Securities Act complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, neither the Company nor the Guarantor has prepared, used or referred to, any free writing prospectus in connection with the offering of the Securities.

(iv)         The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus; and the Company is duly qualified to do business as a

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foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its consolidated subsidiaries taken as a whole (a “Company Material Adverse Effect”).

(v)          The Guarantor has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus; and the Guarantor is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Company Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company that constitutes a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof (each, a “Subsidiary”), has been duly authorized and validly issued and is fully paid and nonassessable; and, except as described in the Time of Sale Prospectus, each Subsidiary’s capital stock owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(vi)         Except as described in the Time of Sale Prospectus, neither the Company nor the Guarantor is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a Company Material Adverse Effect. The execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation by the Company and the Guarantor of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action of the Company and the Guarantor and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantor pursuant to any indenture, loan agreement, contract, mortgage, note, lease or other instrument to which the Company or the Guarantor is a party or by which the Company or the Guarantor may be bound or to which any of the property or assets of the Company or the Guarantor is subject, which breach, default, lien, charge or encumbrance, individually or in the aggregate, would have a Company Material Adverse Effect, nor will any such execution, delivery or performance result in any violation of the provisions of the charter or by-laws of the Company or the Guarantor or any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or the Guarantor.

(vii)        No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the valid authorization, execution and delivery by the Company and the Guarantor of this Agreement, the Indenture and the Securities and for the consummation of the transactions contemplated

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herein and therein, except such as may be required under the Securities Act, the Trust Indenture Act, the securities or “blue sky” or similar laws of the various states and of foreign jurisdictions or rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(viii)       This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor, and the Supplemental Indenture and the Securities will be duly executed and delivered by the Company and the Guarantor, as applicable, on or prior to the Closing Date.

(ix)         The Base Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and, assuming that the Base Indenture has been duly authorized, executed and delivered by the Trustee, constitutes the legal, valid and binding obligation of the Company and the Guarantor enforceable against each of the Company and the Guarantor in accordance with its terms, except (w) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (x) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (y) that the enforceability thereof may also be limited by applicable laws which may affect the remedies provided therein but which do not affect the validity thereof or make such remedies inadequate for the practical realization of the benefits intended to be provided thereby and (z) with respect to indemnification and contribution provisions, as enforcement thereof may be limited by applicable law (collectively, the “Enforceability Exceptions”).

(x)          The Supplemental Indenture has been duly authorized by the Company and the Guarantor and, when duly executed and delivered by the Company and the Guarantor, assuming that such Supplemental Indenture has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, the Trustee, will constitute the legal, valid and binding obligation of the Company and the Guarantor enforceable against each of the Company and the Guarantor in accordance with its terms, subject to the Enforceability Exceptions.

(xi)         The Notes have been duly authorized by the Company and, when duly executed and delivered by the Company, duly authenticated by the Trustee in accordance with the terms of the Indenture, and paid for as provided in this Agreement, will be duly issued under the Indenture and will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(xii)        The Guarantee has been duly authorized by the Guarantor and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided in this Agreement, will be a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

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(xiii)       The consolidated financial statements of the Company incorporated by reference in the Time of Sale Prospectus, together with the related notes thereto, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein and except that unaudited financial statements do not have all required footnotes. The financial statement schedules, if any, incorporated by reference in the Time of Sale Prospectus present the information required to be stated therein. The historical financial data of the Company included in the Time of Sale Prospectus under the caption “Prospectus Supplement Summary—Recent Results” and “Capitalization” presented fairly as of the Applicable Time, and will present fairly as of the Closing Date, in all material respects the financial position and results of operation of the Guarantor and its consolidated subsidiaries at the dates and for the periods indicated.

(xiv)       The consolidated financial statements of the Guarantor incorporated by reference in the Time of Sale Prospectus, together with the related notes thereto, present fairly in all material respects the financial position of the Guarantor and its consolidated subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein. The financial statement schedules of the Guarantor, if any, incorporated by reference in the Time of Sale Prospectus present the information required to be stated therein. The historical financial data of the Guarantor included in the Time of Sale Prospectus under the caption “Prospectus Supplement Summary—Recent Results” and “Capitalization” presented fairly as of the Applicable Time, and will present fairly as of the Closing Date, in all material respects the financial position and results of operation of the Guarantor and its consolidated subsidiaries at the dates and for the periods indicated.

(xv)        The Guarantor is a “citizen of the United States” within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended, and holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

(xvi)       Except as disclosed in the Time of Sale Prospectus, the Company and the Guarantor have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects except where the failure to have such title would not have a Company Material Adverse Effect; and except as disclosed in the Time of Sale Prospectus, the Company and the Guarantor hold any leased real or personal property under valid and enforceable leases with no exceptions that would have a Company Material Adverse Effect.

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(xvii)      Except as disclosed in the Time of Sale Prospectus, there is no action, suit or proceeding before or by any governmental agency or body or court, domestic or foreign, now pending or, to the knowledge of the Company or the Guarantor, threatened against the Company or the Guarantor or any of their respective subsidiaries or any of their respective properties that individually (or in the aggregate in the case of any class of related lawsuits) could reasonably be expected to result in a Company Material Adverse Effect or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the Indenture.

(xviii)     Except as disclosed in the Time of Sale Prospectus, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company and the Guarantor, is imminent that could reasonably be expected to have a Company Material Adverse Effect.

(xix)       The Company and the Guarantor have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use their respective properties and assets and to conduct their respective business in the manner described in the Prospectus, except to the extent that the failure to so obtain, declare or file would not have a Company Material Adverse Effect.

(xx)         Except as disclosed in the Time of Sale Prospectus, (x) neither the Company nor the Guarantor is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim individually or in the aggregate is reasonably expected to have a Company Material Adverse Effect, and (y) neither the Company nor the Guarantor is aware of any pending investigation which might lead to such a claim that is reasonably expected to have a Company Material Adverse Effect.

(xxi)        Ernst & Young LLP, who examined and issued an auditors’ report with respect to the consolidated financial statements of the Company and the Guarantor and the financial statement schedules of the Company and the Guarantor, if any, included or incorporated by reference in the Registration Statement, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act.

(xxii)       Each preliminary prospectus filed pursuant to Rule 424 under the Securities Act and included in the Time of Sale Prospectus complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

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(xxiii)      Each of the Company and the Guarantor is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus, will not be, an “investment company”, or an entity “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), in each case required to register under the Investment Company Act.

(xxiv)     This Agreement, the Indenture and the Securities will, upon execution and delivery thereof, conform in all material respects to the descriptions thereof contained in the Time of Sale Prospectus.

(xxv)       Each of the Company and the Guarantor (A) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the material assets of the Company or the Guarantor, as the case may be, and its consolidated subsidiaries and (B) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary: (x) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and (y) to maintain accountability for assets; (3) access to material assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for material assets is compared with the existing material assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxvi)     The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxvii)     Except as set forth in the Time of Sale Prospectus, (A) the Company and the Guarantor maintain required “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, as applicable) and (B) the “disclosure controls and procedures” of the Company and Guarantor are designed to reasonably ensure that material information (both financial and non-financial) required to be disclosed by it in the reports that it files or furnishes under the Exchange Act is communicated to its management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of its Chief Executive Officer and Chief Financial Officer required under the Exchange Act with respect to such reports.

(xxviii)    The Company and its subsidiaries have instituted and maintained policies and procedures designed to promote and achieve compliance with the Foreign Corrupt Practices Act of 1977, as amended, and to the knowledge of the Company and the Guarantor, the Company and its subsidiaries have conducted their businesses in compliance with such policies and procedures.

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(xxix)      Neither the Company nor the Guarantor has taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities.

(xxx)       On and immediately after the Closing Date, each of the Company and the Guarantor (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company or the Guarantor, as applicable, is not less than the total amount required to pay the liabilities of the Company or the Guarantor, as applicable, on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company or the Guarantor, as applicable, is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; and (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus, the Company or the Guarantor, as applicable, is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature.

(xxxi)      The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any U.S. governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxii)     None of the Company, nor any of its subsidiaries (collectively, the “Company Entity”) or, to the knowledge of the Company, any director, executive officer or affiliate of the Company Entity, is an individual or entity (“Person”) that is itself, or is controlled by a Person that is currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, (collectively, “Sanctions”); the Company and its subsidiaries have instituted and maintained policies and procedures designed to promote and achieve compliance with applicable Sanctions; and the Company represents and covenants that the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (x) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, in violation of applicable Sanctions, or (y) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in this offering, whether as underwriter, advisor, investor or otherwise).

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(b)          The parties agree that any certificate signed by a duly authorized officer of the Company or the Guarantor and delivered to an Underwriter, or to counsel for the Underwriters, on the Closing Date and in connection with this Agreement or the offering of the Securities, shall be deemed a representation and warranty by (and only by) the Company or the Guarantor, as applicable, to the Underwriters as to the matters covered thereby.

2.            Purchase, Sale and Delivery of Securities. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and the conditions herein set forth, the Company and the Guarantor agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Guarantor the respective principal amount of the Securities set forth opposite the name of such Underwriter in Schedule I at a purchase price of 99.000% of the principal amount thereof (the “Purchase Price”).

(b)          The Company and the Guarantor have been advised by the Representative that the Underwriters propose to make a public offering of the Securities as set forth in the Prospectus as soon after this Agreement has been entered into as in the judgment of the Representative is advisable. The Company and the Guarantor have been further advised by the Representative that the Securities are to be offered to the public initially at 100.000% of the principal amount thereof – the public offering price – plus accrued interest, if any, from the date of issuance and to certain dealers selected by the Underwriters at concessions not in excess of the concessions set forth in the Prospectus, and that the Underwriters may allow, and such dealers may reallow, concessions not in excess of the concessions set forth in the Prospectus to certain other dealers. The Company acknowledges and agrees that the Underwriters may offer and sell the Securities to or through any affiliate of an Underwriter.

(c)          The Company and the Guarantor shall issue and deliver against payment to the Company of the Purchase Price the Securities to be purchased by the Underwriters hereunder and to be offered and sold by the Underwriters in the manner contemplated herein and in the Time of Sale Prospectus and Prospectus in the form of one or more fully registered global certificates which shall be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., the nominee of DTC.

(d)          Delivery of and payment for the Securities shall be made at the offices of Hughes Hubbard & Reed LLP at One Battery Park Plaza, New York, New York 10004 at 10:00 A.M on February 2,, 2026 or such other date, time and place as may be agreed upon by the Company and the Representative (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the account of the Representative at DTC for the respective accounts of the several Underwriters against payment by the Underwriters of the Purchase Price thereof. Payment for the Securities shall be made by the Underwriters by wire transfer of immediately available funds to the designated account of the Company.

(e)          The Company agrees to have the Securities available for inspection and checking by the Representative in New York, New York not later than 1:00 P.M. on the business day prior to the Closing Date.

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(f)           It is understood that each Underwriter has authorized the Representative, on its behalf and for its account, to accept delivery of, receipt for, and make payment of the Purchase Price for, the Securities that it has agreed to purchase. Barclays, individually and not as a representative, may (but shall not be obligated to) make payment of the Purchase Price for the Securities to be purchased by any Underwriter whose check or checks shall not have been received by the Closing Date.

3.            Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Securities pursuant to this Agreement are subject to the following conditions:

(a)          On the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

(b)          On the Closing Date, the Underwriters shall have received an opinion and negative assurance letter of Hughes Hubbard & Reed LLP, counsel for the Company and the Guarantor, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(c)          On the Closing Date, the Underwriters shall have received an opinion of the Assistant General Counsel – Corporate Transactions of the Guarantor, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(d)          On the Closing Date, the Underwriters shall have received an opinion and negative assurance letter of Milbank LLP, counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Time of Sale Prospectus, the Prospectus and other related matters as the Underwriters may reasonably require.

(e)          Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries considered as one enterprise that, in the judgment of the Representative, is material and adverse and that makes it, in the judgment of the Representative, impracticable to proceed with the completion of the public offering of the Securities on the terms and in the manner contemplated by the Time of Sale Prospectus.

(f)          The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the President or any Vice President of the Company and of the Guarantor, to the effect that the representations and warranties of the Company and the Guarantor contained in this Agreement are true and correct as of the Closing Date as if made on the Closing Date (except to the extent that they relate solely to an earlier date, in which case they shall be true and accurate as of such earlier date), that the Company and the Guarantor have performed all of their respective obligations to be performed hereunder on or prior to the Closing Date and that, subsequent to the execution and delivery of this Agreement, there shall not have occurred any material adverse change, or any development or event involving a prospective

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material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries considered as one enterprise, except as set forth in or contemplated by the Time of Sale Prospectus.

(g)          On the date hereof and on the Closing Date, the Underwriters shall have received a certificate signed by the Chief Financial Officer of the Company, dated as of the respective date of delivery thereof, in form and substance reasonably satisfactory to the Representative.

(h)          The Underwriters shall have received from Ernst & Young LLP (i) a letter, dated no earlier than the date hereof, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus, and (ii) a letter, dated the Closing Date, which meets the above requirements, except that the specified date therein referring to certain procedures performed by Ernst & Young LLP will not be a date more than three business days prior to the Closing Date for purposes of this subsection.

(i)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, (i) no downgrading shall have occurred in the corporate rating accorded to the Company by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, the corporate rating of the Company (other than an announcement with positive implications of a possible upgrading), it being understood that this clause (ii) shall not apply to any announcement made prior to the execution and delivery of this Agreement.

(j)           At the Closing Date, the Indenture shall have been duly executed and delivered by each of the parties thereto.

(k)          On the Closing Date, the representations and warranties of the Company and the Guarantor contained herein shall be true and correct as if made on the Closing Date (except to the extent that they relate solely to an earlier date, in which case they shall be true and correct as of such earlier date); and the statements of the Company, the Guarantor and their respective officers made in any certificates delivered pursuant to this Agreement on the Closing Date shall be true and correct on and as of the Closing Date.

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters may reasonably request.

4.            Certain Covenants of the Company and the Guarantor. Each of the Company and the Guarantor jointly and severally covenants with each Underwriter as follows:

(a)          During the period described in the following sentence of this Section 4(a), the Company shall advise the Representative promptly of any proposal to amend or supplement the Registration Statement, the Time of Sale Prospectus or the Prospectus (except by documents filed under the Exchange Act) and will not effect such amendment or supplement (except by

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documents filed under the Exchange Act) without the consent of the Representative, which consent will not be unreasonably withheld. If, at any time after the public offering of the Securities, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales of the Securities by an Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus so that the statements therein will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, contain a material misstatement or omission, or if it is necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with law, the Company shall prepare and furnish at its expense to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Securities may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, contain a material misstatement or omission, or amendments or supplements to the Registration Statement or the Prospectus so that the Registration Statement or the Prospectus, as so amended or supplemented, will comply with law and cause such amendments or supplements to be filed promptly with the Commission.

(b)          During the period mentioned in paragraph (a) above, the Company shall notify each Underwriter immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) any request by the Commission to the Company for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) receipt by the Company of any notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the institution or threatening of any proceeding for any of such purposes; and the Company agrees to use every reasonable effort to prevent the issuance of any such stop order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment and the Company shall endeavor (subject to the proviso to Section 4(g)), in cooperation with the Underwriters, to prevent the issuance of any such stop order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(c)          During the period mentioned in paragraph (a) above, the Company will furnish to each Underwriter as many conformed copies of the Registration Statement (as originally filed), the Time of Sale Prospectus, the Prospectus, and all amendments and supplements to such documents (excluding all exhibits and documents filed therewith or incorporated by reference therein) and as many conformed copies of all consents and certificates of experts, in each case as soon as available and in such quantities as each Underwriter reasonably requests.

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(d)          Promptly following the execution of this Agreement, the Company will prepare a Prospectus that complies with the Securities Act and that sets forth the principal amount of the Securities and their terms not otherwise specified in the preliminary prospectus or the Basic Prospectus included in the Registration Statement, the name of each Underwriter and the principal amount of the Securities that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as the Representative and the Company deem appropriate in connection with the offering of the Securities. The Company will timely transmit copies of the Prospectus to the Commission for filing pursuant to Rule 424 under the Securities Act.

(e)          The Company shall furnish to each Underwriter a copy of each free writing prospectus relating to the offering of the Securities prepared by or on behalf of, used by, or referred to by the Company and shall not use or refer to any proposed free writing prospectus to which the Representative reasonably objects.

(f)           If the Time of Sale Prospectus or any “issuer free writing prospectus” is being used to solicit offers to buy the Securities at a time when a Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus or any “issuer free writing prospectus” in order to make the statements therein, in the light of the circumstances when it is delivered to a prospective purchaser, not misleading in any material respect, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus or any “issuer free writing prospectus” conflicts with the information contained in the Registration Statement then on file, or if it is necessary to amend or supplement the Time of Sale Prospectus or any “issuer free writing prospectus” to comply with applicable law, the Company shall forthwith prepare, file promptly with the Commission and furnish, at the Company’s expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Securities may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Time of Sale Prospectus or such “issuer free writing prospectus” so that the statements in the Time of Sale Prospectus or such “issuer free writing prospectus”, as so amended or supplemented, will not, in the light of the circumstances when it is delivered to a prospective purchaser, be misleading in any material respect or so that the Time of Sale Prospectus or such “issuer free writing prospectus”, as so amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus or such “issuer free writing prospectus”, as amended or supplemented, will comply with applicable law.

(g)          The Company shall, in cooperation with the Underwriters, endeavor to arrange for the qualification of the Securities for offer and sale under the applicable securities or “blue sky” laws of such jurisdictions in the United States as the Representative reasonably designates and will endeavor to maintain such qualifications in effect so long as required for the distribution of such Securities; provided that neither the Company nor the Guarantor shall be required to (i) qualify as a foreign corporation or as a dealer in securities, (ii) file a general consent to service of process or (iii) subject itself to taxation in any such jurisdiction.

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(h)          During the period of ten years after the Closing Date, the Company will promptly furnish to each Underwriter, upon request, copies of all Annual Reports on Form 10-K and any definitive proxy statement of the Company (including any successor by merger of the Company) filed with the Commission; provided that (a) filing such documents with the Commission or (b) providing a website address at which such Annual Reports and any such definitive proxy statements may be accessed will satisfy this clause (h).

(i)           If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, then prior to the third anniversary the Company and the Guarantor shall file a new shelf registration statement and take any other action necessary to permit the public offering of the Securities to continue without interruption, in which case references herein to the Registration Statement shall include the new registration statement as it shall become effective.

(j)           Between the date of this Agreement and the date that is 30 days after the Closing Date, the Company and the Guarantor shall not, without the prior written consent of the Representative, offer, sell or enter into any agreement to sell (as public debt securities registered under the Securities Act or as debt securities which may be resold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A thereunder and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities Act) any debt securities issued or guaranteed by the Company or the Guarantor and having the term of more than one year (other than (i) the Securities, (ii) any equipment notes, pass through certificates, equipment trust certificates or equipment purchase certificates secured by aircraft owned by the Company (or rights relating thereto), (iii) any notes convertible into shares of common stock of the Company, and (iv) any municipal bonds relating to financing or refinancing any airport facilities).

(k)          The Company shall prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Representative and shall file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(l)           Neither the Company nor the Guarantor will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5.           Certain Covenants of the Underwriters. Each Underwriter represents, warrants and covenants that it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus; provided that this Section 5 shall not prevent any Underwriter from transmitting or otherwise making use of one or more customary “Bloomberg Screens” to offer the Securities or convey final pricing terms thereof that contain only information contained in the Time of Sale Prospectus.

6.            Indemnification and Contribution. (a) Each of the Company and the Guarantor agrees jointly and severally to indemnify and hold harmless each Underwriter, its

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directors and officers and the affiliates of each Underwriter who have, or who are alleged to have, participated in the distribution of the Securities as underwriters, and each Person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any “issuer free writing prospectus” as defined in Rule 433(h) under the Securities Act, any “issuer information” that the Company or the Guarantor has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any of the aforementioned losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus, or any amendment or supplement thereto; it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Time of Sale Prospectus and the Prospectus furnished on behalf of each Underwriter: (i) the names of the Underwriters as set forth on the cover page of the preliminary prospectus and the Prospectus, (ii) the statements appearing in the third full paragraph under the caption “Underwriting”, (iii) the statements appearing in the fifth full paragraph under the caption “Underwriting”, (iv) the statements appearing in the third and fourth sentences of the seventh full paragraph under the caption “Underwriting”, and (v) the statements appearing in the tenth full paragraph under the caption “Underwriting” (the “Underwriter Information”).

(b)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to such Underwriter but only with reference to the Underwriter Information provided by such Underwriter.

(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such paragraph. The indemnifying party, upon request of the indemnified party, shall, and the indemnifying party may elect to, retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees

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and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party shall have failed to retain counsel as required by the prior sentence to represent the indemnified party within a reasonable amount of time. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph (c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless such fees and expenses are being disputed in good faith. The indemnifying party at any time may, subject to the last sentence of this paragraph (c), settle or compromise any proceeding described in this paragraph (c), at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)          To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is required to be made but is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the applicable indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative

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benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the offering of such Securities shall be deemed to be in the same respective proportions as the proceeds from the offering of such Securities received by the Company (before deducting expenses), less total underwriting discounts and commissions received by the Underwriters, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Securities. The relative fault of the Company and the Guarantor, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or information supplied by any Underwriter, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e)          The Company, the Guarantor and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the Securities underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)           The indemnity and contribution provisions contained in this Section 6 and the representations and warranties of the Company and the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, the Guarantor, each of their respective officers or directors or any person controlling the Company or the Guarantor, and (iii) acceptance of and payment for any of the Securities. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

7.            Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, the Representative may make

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arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occurs exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to the Representative and the Company for purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor, except as provided in Section 6. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

8.            Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement, any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Guarantor or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If for any reason the purchase of the Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 10 hereof and the respective obligations of the Company, the Guarantor and the Underwriters pursuant to Section 6 hereof shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the occurrence of the termination of the Agreement pursuant to Section 7 or 9 hereof, the Company and the Guarantor will jointly and severally reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by the Underwriters in connection with the offering of such Securities and comply with its obligations under Sections 6 and 10 hereof.

9.            Termination. This Agreement shall be subject to termination by notice given by the Representative to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been materially suspended or materially limited on or by, as the case may be, either of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company or the Guarantor shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in the judgment of the Representative, is material and adverse or (v) there shall have occurred any major disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Securities and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event singly or together with any other such event makes it, in the judgment of the Representative, impracticable to market the Securities on the

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terms and in the manner contemplated in the Time of Sale Prospectus.

10.          Payment of Expenses. As among the Company, the Guarantor and the Underwriters, the Company or the Guarantor shall pay all expenses incidental to the performance of the Company’s and the Guarantor’s obligations under this Agreement, including the following:

(i)           expenses incurred in connection with (A) qualifying the Securities for offer and sale under the applicable securities or “blue sky” laws of such jurisdictions in the United States as the Representative reasonably designates (including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith), (B) endeavoring to maintain such qualifications in effect so long as required for the distribution of such Securities, (C) the review (if any) of the offering of the Securities by FINRA, (D) the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Underwriters may designate and (E) the preparation and distribution of any blue sky or legal investment memorandum by Underwriters’ counsel;

(ii)          expenses incurred in connection with the preparation and distribution to the Underwriters and the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Securities may have been sold by the Underwriters on their behalf and to any other dealers upon request, either of (A) amendments to the Registration Statement or amendments or supplements to the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not materially misleading or (B) amendments or supplements to the Registration Statement, the Time of Sale Prospectus, or the Prospectus so that the Registration Statement, the Time of Sale Prospectus or the Prospectus, as so amended or supplemented, will comply with law and the expenses incurred in connection with causing such amendments or supplements to be filed promptly with the Commission, all as set forth in Section 4(a) hereof;

(iii)         the expenses incurred in connection with the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus and any amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time period required by Rule 456(b)(1), if applicable), and the cost of furnishing copies thereof to the Underwriters and dealers;

(iv)         expenses incurred in connection with the preparation, printing and distribution of this Agreement, the Securities and the Supplemental Indenture;

(v)          expenses incurred in connection with the delivery of the Securities to the Underwriters;

(vi)         reasonable fees and disbursements of the counsel and accountants for the Company and the Guarantor;

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(vii)        to the extent the Company is so required under the Indenture, the fees and expenses of the Trustee and any paying agent and the disbursements of their respective counsel;

(viii)       fees charged by rating agencies for rating the Securities (including annual surveillance fees related to the Securities as long as they are outstanding);

(ix)          all other reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated by this Agreement (excluding the fees and disbursements of Milbank LLP as counsel for the Underwriters); and

(x)          except as otherwise provided in the foregoing clauses (i) through (ix), all other expenses incidental to the performance of the Company’s and the Guarantor’s obligations under this Agreement, other than pursuant to Section 6.

11.          Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Underwriters, shall be mailed, delivered or sent by facsimile transmission and confirmed to the Underwriters c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile: (646) 834-8133, and, if sent to the Company, shall be mailed, delivered or sent by facsimile transmission and confirmed to it at 233 South Wacker Drive, Chicago, Illinois 60606, Attention: Treasurer and General Counsel, provided, however, that any notice to an Underwriter pursuant to Section 6 shall be sent by facsimile transmission or delivered and confirmed to such Underwriter.

12.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

13.          Authority of the Representative. The Representative is authorized to act for the several Underwriters in connection with this purchase, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

14.          Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.          Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

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(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this section, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.          Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

17.          APPLICABLE LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

18.          Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a)          Each party hereto hereby irrevocably agrees, accepts and submits itself to the exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York, in connection with any legal action, suit or proceeding with respect to any matter relating to or arising out of or in connection with this Agreement. Each of the parties to this Agreement agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

(b)          Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert, by stay of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, that such action or proceeding is brought in an inconvenient forum, or that venue for the action or proceeding is improper.

(c)          Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement.

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19.          No Fiduciary Duty. The Company and the Guarantor hereby acknowledge that in connection with the offering of the Securities: (a) the Underwriters have acted at arm’s length and are not agents of and owe no fiduciary duties to the Company, the Guarantor or any other person, (b) the Underwriters owe the Company and the Guarantor only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (c) the Underwriters may have interests that differ from those of the Company and the Guarantor. The Company and the Guarantor acknowledge that the Underwriters and their affiliates may provide financing or other services to parties whose interests may conflict with those of the Company and the Guarantor and may enter into transactions in the Company’s common stock or other securities, including the Securities, for their accounts and their customers’ accounts. The Company and the Guarantor acknowledge that they are not relying on the advice of the Underwriters for tax, legal or accounting matters, that they are seeking and will rely on the advice of their own professionals and advisors for such matters and that they will make an independent analysis and decision regarding the offering of the Securities based upon such advice. The Company and the Guarantor agree that they will determine, without reliance upon the Underwriters or their affiliates, the economic risks and merits, as well as the legal, regulatory, tax and accounting characterizations and consequences, of the transactions herein, and that they are capable of assuming the risks of entering into the transactions described herein. The Company and the Guarantor acknowledge that the Underwriters are not in the business of providing tax advice and that they have received tax advice from their own tax advisors with appropriate expertise to assess any tax risks. Each of the Company and the Guarantor waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

20.          Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21.          Electronic Signatures. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act, the New York Electronic Signature and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

23

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Underwriters, the Company and the Guarantor in accordance with its terms.

Very truly yours,

UNITED AIRLINES HOLDINGS, INC.

By:	/s/ Eric Harder
	Name:	J. Eric Harder
	Title:	Vice President and Treasurer

UNITED AIRLINES, INC.

By:	/s/ Eric Harder
	Name:	J. Eric Harder
	Title:	Vice President and Treasurer

[Signature Page to Underwriting Agreement (Company)]

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written

BARCLAYS CAPITAL INC.
For itself and on behalf of the several Underwriters listed in Schedule I hereto

By:	BARCLAYS CAPITAL INC.

By:	/s/ Michael J. Miller
	Name:	Michael Miller
	Title:	Managing Director

[Signature Page to Underwriting Agreement (Representative)]

SCHEDULE I

Underwriters	Principal Amount of Securities
Barclays Capital Inc.	$375,000,000
J.P. Morgan Securities LLC	$200,000,000
Citigroup Global Markets Inc.	$125,000,000
Morgan Stanley & Co. LLC	$125,000,000
BofA Securities, Inc.	$16,000,000
BNP Paribas Securities Corp.	$16,000,000
Credit Agricole Securities (USA) Inc.	$16,000,000
Deutsche Bank Securities Inc.	$16,000,000
Goldman Sachs & Co. LLC	$16,000,000
Mizuho Securities USA LLC	$16,000,000
MUFG Securities Americas Inc.	$16,000,000
NatWest Markets Securities Inc.	$16,000,000
Natixis Securities Americas LLC	$16,000,000
SMBC Nikko Securities America, Inc.	$16,000,000
Loop Capital Markets LLC	$5,000,000
ING Financial Markets LLC	$3,000,000
Raymond James & Associates, Inc.	$3,000,000
Academy Securities, Inc.	$2,000,000
Blaylock Van, LLC	$2,000,000
Total:	$1,000,000,000

SCHEDULE II

Free Writing Prospectuses

1.	Free writing prospectus dated January 26, 2026 (pricing supplement) substantially in the form attached hereto as Annex A.

2.	Free writing prospectus dated January 26, 2026 (road show presentation).

ANNEX A

[attached]

PRICING SUPPLEMENT

January 26, 2026

United Airlines Holdings, Inc.

$1,000,000,000 5.375% Senior Notes due 2031

Pricing Supplement dated January 26, 2026 to the Preliminary Prospectus Supplement dated January 26, 2026 of United Airlines Holdings, Inc. (“UAL”) (the “Preliminary Prospectus Supplement”).

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement.

Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus Supplement.

Issuer:	United Airlines Holdings, Inc.
Guarantor:	United Airlines, Inc.
Aggregate Principal Amount:	$1,000,000,000
Title of Securities:	5.375% Senior Notes due 2031
Distribution:	SEC registered
Maturity:	March 1, 2031
Coupon:	5.375%
Public Offering Price:	100%
Yield to Maturity:	5.375%
Spread to Benchmark Treasury:	150 basis points
Benchmark Treasury:	UST 4.125% due March 31, 2031
Ratings*:	[Intentionally Omitted]
Underwriting Discounts and Commissions:	$10,000,000.00
Proceeds, Before Expenses, to UAL:	$990,000,000.00
Interest Payment Dates:	March 1 and September 1, commencing September 1, 2026
Optional Redemption:	At any time, prior to September 1, 2030 (six months prior to maturity), the notes will be redeemable at the

Issuer’s option, in whole or in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes being redeemed and (2) a make-whole amount, if any, plus, in either case, accrued and unpaid interest to the redemption date. On or after September 1, 2030 (six months prior to maturity), the notes will be redeemable at the Issuer’s option, in whole or in part, at a redemption price of 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to the redemption date.

Underwriters:	Principal Amount of Notes
Barclays Capital Inc.	$375,000,000
J.P. Morgan Securities LLC	$200,000,000
Citigroup Global Markets Inc.	$125,000,000
Morgan Stanley & Co. LLC	$125,000,000
BofA Securities, Inc.	$16,000,000
BNP Paribas Securities Corp.	$16,000,000
Credit Agricole Securities (USA) Inc.	$16,000,000
Deutsche Bank Securities Inc.	$16,000,000
Goldman Sachs & Co. LLC	$16,000,000
Mizuho Securities USA LLC	$16,000,000
MUFG Securities Americas Inc.	$16,000,000
NatWest Markets Securities Inc.	$16,000,000
Natixis Securities Americas LLC	$16,000,000
SMBC Nikko Securities America, Inc.	$16,000,000
Loop Capital Markets LLC	$5,000,000
ING Financial Markets LLC	$3,000,000
Raymond James & Associates, Inc.	$3,000,000
Academy Securities, Inc.	$2,000,000
Blaylock Van, LLC	$2,000,000
Trade Date:	January 26, 2026
Settlement Date†:	February 2, 2026 (T+5)
CUSIP:	910047 AL3
ISIN:	US910047AL34

Denominations:	$2,000 x $1,000

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

†Note: It is expected that delivery of the Notes will be made against payment therefor on or about February 2, 2025, which will be the fifth business day following the date hereof (this settlement cycle being referred to as T+5). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the initial T+5 settlement may be required, by virtue of the fact that the Notes initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement, and such purchasers should consult their own advisor.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays toll-free at +1 (888) 603-5847.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.